UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 1, 2013

Black River Petroleum Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-163815	98-0642409
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

1600 Broadway, Suite 1600

Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

Tel. (303)386-7203

Registrant's telephone number, including area code

___________________American Copper Corp.____________________

 (Former Name or Former Address if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On December 11, 2013, Black River Petroleum Corp. (the “Company”) issued 367,489 shares (the “Settlement Shares”) of our common stock, par value $0.00001 per share (the “Common Stock”) pursuant to a debt settlement agreement (the “Settlement Agreement”) with Alexander Stanbury, the sole officer and director of the Company. The deemed price of the shares issued was $0.405 per share, calculated at a 10% discount to the trading price of the common stock on the date of the Settlement Agreement.

The Company issued the Settlement Shares in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2013, the Company entered into an employment agreement with Alexander Stanbury, the Company’s President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and sole member of the Board of Directors (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Stanbury will receive annual base compensation of $120,000, which may be increased but not decreased from time to time as determined by the Board of Directors of the Company.  Mr. Stanbury is entitled to receive 3,000,000 shares (the “Employment Shares”) of the Company’s Common Stock, 1,000,000 to vest on the date of the Employment Agreement, 1,000,000 to vest on the first anniversary of the Employment Agreement, and 1,000,000 to vest on the second anniversary of the Employment Agreement. The Employment Agreement also provides for bonus awards, as well as a benefit package, including medical, disability, and other equity programs. The term of the Employment Agreement is three (3) years and shall automatically be renewed for successive one (1) year terms thereafter, unless otherwise notified in writing three (3) months prior to the termination of the agreement.

The Employment Agreement may be terminated by the Company and by the Mr. Stanbury. Should the Employment Agreement be terminate by the Company without cause, by Mr. Stanbury for good reason, or pursuant to a change of control, Mr. Stanbury is entitled to receive one times his base salary and other benefits at the time of termination (including any bonus); any earned but unpaid base salary, and accrued but unpaid vacation time.  Should the Employment Agreement be terminate by the Company for cause or by Mr. Stanbury other than for good reason, Mr. Stanbury is entitled to receive any earned but unpaid base salary, including any bonus and accrued but unpaid vacation time.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the provisions of the Employment Agreement filed as Exhibit 10.1 to this Current Report on the Form 8-K (this “Report”), which is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated December 1, 2013, by and among Black River Petroleum Corp. and Alexander Stanbury

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIVER PETROLEUM CORP.

Dated: December 11, 2013	/s/ Alexander Stanbury
Alexander Stanbury President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.